Exhibit 99.1

Liquidia Corporation Reports Third Quarter 2025 Financial Results and Provides Corporate Update

•	Recorded $51.7 million in net product sales of YUTREPIA™ as launch momentum continues

•	Achieved profitability in the first full quarter of YUTREPIA sales

•	More than 2,000 unique patient prescriptions and 1,500 patient starts to date

•	Company to host webcast today at 8:30 a.m. ET

MORRISVILLE, N.C., November 3, 2025 – Liquidia Corporation (NASDAQ: LQDA), a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases, today announced its financial results for the third quarter ended September 30, 2025. The company will also host a webcast at 8:30 a.m. Eastern Time on November 3, 2025, to review financial performance and provide a corporate update.

Dr. Roger Jeffs, Liquidia’s Chief Executive Officer, said: “Our third quarter results demonstrate the continued momentum of YUTREPIA’s launch and the clear enthusiasm from both prescribers and patients. As of October 30, 2025, we have received more than 2,000 unique prescriptions and shipped to more than 1,500 patients, supported by over 600 prescribers nationwide. As our real-world evidence continues to grow and access broadens, we continue to believe in YUTREPIA’s potential to become the preferred inhaled prostacyclin to treat patients with pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD). With the strong foundation established in our first full quarter post-launch, we are well positioned to pursue sustained growth and continued profitability, while thoughtfully investing in programs to expand YUTREPIA’s therapeutic profile and advance L606 into pivotal trials.”

Third Quarter 2025 Financial Results

Company recorded a net loss of $3.5 million in third quarter of 2025 compared to net loss of $31.0 million in the prior year quarter. The first full quarter of YUTREPIA sales led to profitability with $1.7 million in operating income and positive non-GAAP adjusted EBITDA of $10.1 million.

Cash and cash equivalents totaled $157.5 million as of September 30, 2025, compared to $176.5 million as of December 31, 2024.

Product sales, net, were $51.7 million for the three months ended September 30, 2025. We began shipping YUTREPIA to our customers in the United States in June 2025 following receipt of full FDA approval for YUTREPIA on May 23, 2025. We did not recognize any product sales during 2024.

Service revenue, net, was $2.7 million for the three months ended September 30, 2025, compared to $4.4 million for the three months ended September 30, 2024. Service revenue, net related primarily to the promotion agreement with Sandoz, Inc. pursuant to which we share profits from the sale of Treprostinil Injection in the United States (Promotion Agreement). The decrease of $1.7 million was primarily due to lower sales volumes in the current quarter.

Cost of product sales was $2.3 million for the three months ended September 30, 2025 and related to sales of YUTREPIA. We did not record any cost of product sales during 2024.

Cost of service revenue was $0.9 million for the three months ended September 30, 2025, compared to $1.6 million for the three months ended September 30, 2024. The decrease from 2024 to 2025 reflects a lower of allocation of the cost of our commercial field force to Treprostinil Injection resulting from the commercial launch of YUTREPIA in the second quarter of 2025.

Research and development expenses were $9.3 million for the three months ended September 30, 2025, compared to $11.9 million for the three months ended September 30, 2024. The decrease of $2.6 million or 21% was primarily due to a $3.2 million decrease in personnel expenses (including stock-based compensation) due to a shift from activities related to research and development to the commercialization of YUTREPIA and a $0.8 million decrease in facilities and infrastructure expenses. These decreases were offset by a $1.5 million increase in clinical expenses for our L606 program, primarily related to our planned global pivotal study for the treatment of PH-ILD.

Selling, general and administrative expenses were $40.1 million for the three months ended September 30, 2025, compared to $20.2 million for the three months ended September 30, 2024. The increase of $19.9 million or 98% was primarily due to a $10.2 million increase in personnel expenses (including stock-based compensation) driven by higher headcount and a shift from activities related to research and development to the commercialization of YUTREPIA, a $6.3 million increase in commercial and consulting expenses to support the commercialization of YUTREPIA, a $1.3 million increase in legal fees related to our ongoing YUTREPIA-related litigation, and a $1.3 million increase in facilities and infrastructure expenses.

Total other expense, net was $5.3 million for the three months ended September 30, 2025, compared with $1.8 million for the three months ended September 30, 2024. The increase of $3.5 million was primarily attributable to the higher borrowings under the HCR Agreement.

Net loss for the three months ended September 30, 2025, was $3.5 million or $0.04 per basic and diluted share, compared to a net loss of $31.0 million, or $0.40 per basic and diluted share, for the three months ended September 30, 2024.

Webcast Information

Liquidia will host a live webcast at 8:30 a.m. Eastern Time on November 3, 2025, to discuss the second quarter financial results and corporate update. The webcast will be available on Liquidia's website at https://liquidia.com/investors/events-and-presentations. A rebroadcast of the event will be available and archived for a period of one year at the same location.

About YUTREPIA™ (treprostinil) Inhalation Powder

YUTREPIA is an inhaled dry-powder formulation of treprostinil delivered through a convenient, low-effort, palm-sized device. YUTREPIA is indicated for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) to improve exercise ability. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. YUTREPIA was previously referred to as LIQ861 in investigational studies.

About L606 (liposomal treprostinil) Inhalation Suspension

L606 is an investigational, sustained-release formulation of treprostinil administered twice-daily with a next-generation nebulizer. The L606 suspension uses a proprietary liposomal formulation to encapsulate treprostinil which can be released slowly at a controlled rate into the lung, enhancing drug exposure over an extended period of time. L606 is currently being evaluated in an open-label study in the United States for treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) with a planned global pivotal placebo-controlled efficacy study for the treatment of PH-ILD.

About Treprostinil Injection

Treprostinil Injection is the first-to-file, fully substitutable generic treprostinil for parenteral administration. Treprostinil Injection contains the same active ingredient, same strengths, same dosage form and same inactive ingredients as Remodulin® (treprostinil) and is offered to patients and physicians with the same level of service and support, but at a lower price than the branded drug. Liquidia PAH promotes the appropriate use of Treprostinil Injection for the treatment of PAH in the United States in partnership with its commercial partner, Sandoz, who holds the Abbreviated New Drug Application (ANDA) with the FDA.

About Pulmonary Arterial Hypertension (PAH)

Pulmonary arterial hypertension (PAH) is a rare, chronic, progressive disease caused by hardening and narrowing of the pulmonary arteries that can lead to right heart failure and eventually death. Currently, an estimated 45,000 patients are diagnosed and treated in the United States. There is currently no cure for PAH, so the goals of existing treatments are to alleviate symptoms, maintain or improve functional class, delay disease progression and improve quality of life.

About Pulmonary Hypertension Associated with Interstitial Lung Disease (PH-ILD)

Pulmonary hypertension (PH) associated with interstitial lung disease (ILD) includes a diverse collection of up to 150 different pulmonary diseases, including interstitial pulmonary fibrosis, chronic hypersensitivity pneumonitis, connective tissue disease-related ILD, and chronic pulmonary fibrosis with emphysema (CPFE) among others. Any level of PH in ILD patients is associated with poor 3-year survival. A current estimate of PH-ILD prevalence in the United States is greater than 60,000 patients, though actual prevalence in many of these underlying ILD diseases is not yet known due to factors including underdiagnosis and lack of approved treatments until March 2021 when inhaled treprostinil was first approved for this indication.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases through precise, innovative therapies and applications of its proprietary PRINT® Technology. PRINT enabled the creation of Liquidia’s first approved product, YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD).  The company is also developing L606, an investigational sustained-release formulation of treprostinil administered twice-daily with a next-generation nebulizer, and currently markets generic Treprostinil Injection for the treatment of PAH. To learn more about Liquidia, please visit www.liquidia.com.

Remodulin® is a registered trademark of United Therapeutics Corporation.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, the timelines or outcomes related to patent litigation with United Therapeutics in the U.S. District Court for the District of Delaware and U.S. District Court for the Middle District of North Carolina, or other litigation between Liquidia and United Therapeutics or others, including rehearings or appeals of decisions in any such proceedings, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, our estimates regarding future expenses, capital requirements and needs for additional financing, and potential revenue and profitability of YUTREPIA involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Our ability to maintain YUTREPIA’s approval and to continue commercialization of YUTREPIA remain subject to ongoing litigation in which United Therapeutics is seeking injunctive relief, which could block our ability to continue to sell YUTREPIA for one or both of PAH and PH-ILD. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release and the accompanying tables include U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP financial measures. For a description of such non-GAAP financial measures, including the reasons for using such measures, and reconciliations of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section titled “About Non-GAAP Financial Information” below.

Financial Statement Revision

During the three months ended March 31, 2025, we identified immaterial errors in our accounting treatment of the fourth and fifth amendments to the HCR Agreement. We voluntarily revised our previously issued 2024 annual consolidated financial statements to correct the immaterial errors and disclosed the impacts to our quarterly financial statements for the respective 2024 interim periods in our Current Report on Form 8-K filed on May 8, 2025. As a result of the revision, the loss on extinguishment has been eliminated and an adjustment to interest expense resulting from the modifications has been recorded, with corresponding adjustments to the long-term debt and accumulated deficit accounts. The financial statement line items as of and for the three months ended September 30, 2024 in the financial statements presented in this press release reflect such revisions.

Contact Information

Investors:
Jason Adair
Chief Business Officer
919.328.4350
Jason.adair@liquidia.com

Media:
Patrick Wallace
Director, Corporate Communications
919.328.4383
patrick.wallace@liquidia.com

Liquidia Corporation
Select Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	September 30,	December 31,
	2025	2024
Cash and cash equivalents	$157,496	$176,479
Total assets	$275,981	$230,313
Total liabilities	$253,929	$150,935
Accumulated deficit	$(640,868)	$(557,389)
Total stockholders’ equity	$22,052	$79,378

Liquidia Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2025	2024
Revenues:
Product sales, net	$51,669	-
Service revenue, net	2,673	4,448
Total revenue	54,342	4,448
Costs and expenses:
Cost of product sales	2,295	-
Cost of service revenue	878	1,565
Research and development	9,346	11,890
Selling, general and administrative	40,056	20,182
Total costs and expenses	52,575	33,637
Income (loss) from operations	1,767	(29,189)
Other income (expense):
Interest income	1,645	1,815
Interest expense	(6,945)	(3,656)
Total other expense, net	(5,300)	(1,841)
Net loss and comprehensive loss	$(3,533)	$(31,030)
Net loss per common share, basic and diluted	$(0.04)	$(0.40)
Weighted average common shares outstanding, basic and diluted	86,333,772	78,316,820

About Non-GAAP Financial Information

To supplement our financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release includes certain non-GAAP financial measures, such as Adjusted EBITDA. We believe the use of such non-GAAP financial measures provides investors with additional insight into our operational performance. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

Adjusted EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, other income and expense, income taxes, depreciation and amortization, and certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted EBITDA should not be considered in isolation or as a substitute to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate them in the same manner as we calculate these measures.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance GAAP, please see the table titled “Reconciliation of Non-GAAP Financial Information” below.

Liquidia Corporation

Reconciliation of Non-GAAP Financial Information

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)
(in thousands)

Three Months Ended
September 30,
2025
Net loss	$(3,533)
Interest expense, net	5,300
Income tax expense	-
Depreciation and amortization	476
EBITDA	$2,243
Stock-based compensation	7,899
Adjusted EBITDA	$10,142